Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-156736 on Form S-3 and No. 333-109218 on Form S-8 of Community Financial Corporation of our report dated June 26, 2012, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Community Financial Corporation for the year ended March 31, 2012.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
June 26, 2012